Exhibit 1

Execution Copy

Aftermarket Technology Corp.

Underwriting Agreement

New York, New York
March 17, 2005

To the Representatives
   named in Schedule I
   hereto of the Under-
   writers named in
   Schedule II hereto

Ladies and Gentlemen:

The stockholders of Aftermarket Technology Corp., a corporation organized under the laws of Delaware (the “Company”), named in Schedule III hereto (the “Selling Stockholders”) propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the number of shares of Common Stock, $0.01 par value (“Common Stock”), of the Company set forth in Schedule I hereto (said shares to be sold by the Selling Stockholders being hereinafter called the “Underwritten Securities”), each Selling Stockholder selling the number of shares of Underwritten Securities set forth opposite such Selling Stockholder’s name on Schedule III hereto.  The Selling Stockholders named in Schedule III hereto as “Option Stockholders” also propose to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule II hereto to cover over-allotments (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”), each Option Stockholder selling the number of shares of Option Securities set forth opposite such Option Stockholder’s name on Schedule III hereto.  To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.  Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange

Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 17 hereof.

1.  Representations and Warranties.  (i)  The Company represents and warrants to, and agrees with, each Underwriter that:

(a)  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities.  The Company may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you.  The Registration Statement became effective on November 16, 2004; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purposes are pending before, or to the best of the Company’s knowledge, threatened by the Commission.  There have been no post-effective amendments to the Registration Statement.  With respect to the transactions contemplated by this Agreement, the Company will next file with the Commission one of the following: (1) a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b) or (2) a final prospectus in accordance with Rules 415 and 424(b).  In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and rules thereunder to be included in such registration statement and the Final Prospectus.  As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)  On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the

Registration Statement and the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the Closing Date and any settlement date, the Registration Statement and the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

(c)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)  Each subsidiary of the Company has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  All of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassesable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges pursuant to the Company’s senior credit facility under the terms described in the Final Prospectus.

(e)  This Agreement has been duly authorized, executed and delivered by the Company.

(f)  The capital stock of the Company conforms as to legal matters to the description thereof in the Final Prospectus.

(g)  The shares of Common Stock (including the Securities) have been duly authorized and are validly issued, fully paid and nonassessable.

(h)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement does not and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or result in the imposition of a lien, charge or encumbrance on any of the assets or properties of the Company or any of its subsidiaries under any of the foregoing.

(i)  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under any statute, order, rule or regulation for the performance by the Company of its obligations under this Agreement, except such as may have been obtained as of the date hereof and such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the offer and sale of the Securities.

(j)  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto).

(k)  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(l)  There are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened, to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Final Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)  Except as disclosed in the Registration Statement or as would not have, singularly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or otherwise would not require disclosure in the

Registration Statement, (1) neither the Company nor any of its subsidiaries is in violation of any federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations, and (2) (A) neither the Company nor any of its subsidiaries has received any written communication, whether from a governmental authority or otherwise, alleging any such violation or noncompliance, and, to the best of the Company’s knowledge, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future, (B) there is no pending, or, to the Company’s knowledge, threatened claim, action, investigation or written notice by any person or entity alleging potential liability for investigatory, cleanup, or governmental response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (x) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any of its subsidiaries now or in the past, or (y) circumstances forming the basis of any violation or alleged violation of any Environmental Law (collectively, “Environmental Claims”), and (C) to the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any Environmental Claim against the Company or any of its subsidiaries or against any person or entity for whose acts or omissions the Company or any of its subsidiaries is or may reasonably be expected to be liable, either contractually or by operation of law. The Company and each of its subsidiaries, as appropriate, (i) has in the ordinary course of business conducted reviews of the effect of Environmental Laws on the business, operations and properties of the Company and each of its subsidiaries, in the course of which, or as a result of which, the Company evaluated potential costs and liabilities including, without limitation, those relating to the cleanup or closure of properties or compliance with Environmental Laws or permits, licenses or approvals, related constraints on operating activities, and potential liabilities to third parties, and (ii) have conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of the Company and each of its subsidiaries, and of certain other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such review, investigations and inquiries, the Company has reasonably concluded that, except as disclosed in the Registration Statement, any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a material adverse effect on the Company and its subsidiaries, taken as a whole, or otherwise require disclosure in the Registration Statement.

(n)  Except as disclosed in the Registration Statement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities of the Company with the Securities registered pursuant to the Registration Statement.

(o)  Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(p)  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Final Prospectus (exclusive of any supplement thereto).

(q)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(r)  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(s)  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the

Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)  Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter (other than in the case of paragraphs (h) and (j) below, as to which only the Aurora Stockholders represent and warrant and paragraph (i) below, as to which only GEPT represents and warrants) that:

(a)  This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(b)  Such Selling Stockholder is the record owner of the Securities to be sold by it hereunder free and clear of all security interests, liens, encumbrances, equities and claims and has duly endorsed such Securities in blank and has all rights to the proceeds to the sale of such Securities, and assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date or any settlement date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.

(c)  Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(d)  Certificates in negotiable form for such Selling Stockholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney in the form heretofore furnished to you (the “Custody Agreement”) with American Stock Transfer and Trust Company, as Custodian (the “Custodian”).

(e)  The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder except as to enforceability (1) to the extent the provisions relating to indemnification or contribution may be contrary to public policy or (2) to the extent of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or general principles of equity.

(f)  No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under any statute, order, rule or regulation for the performance by such Selling Stockholder of its obligations under this Agreement, except such as may have been obtained as of the date hereof and such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the offer and sale of the Securities.

(g)  The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene (i) any provision of applicable law (other than, in the case of GEPT, state securities laws or Blue Sky laws, as to which GEPT makes no representation or warranty), (ii) the certificate of incorporation or by-laws or other similar organization documents of such Selling Stockholder, (iii) any agreement or other instrument binding upon such Selling Stockholder or any of its subsidiaries that is material to such Selling Stockholder  and its subsidiaries, taken as a whole, or (iv) order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder or any of its subsidiaries other than, in the case of clauses (i), (iii) or (iv), such contraventions which would not, individually or in the aggregate, have a material adverse effect on the financial condition of such Selling Stockholder and would not affect the due authorization or valid transfer or sale of the Securities by such Selling Stockholder.

(h)  Such parts of the Registration Statement and Final Prospectus under the caption “Selling Stockholders” which specifically relate to such Selling Stockholder do not, and will not on the Closing Date or any settlement date, contain any untrue statement of a material fact or omit to state a material fact therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)  The GEPT Information in the Registration Statement and Final Prospectus, solely to the extent such information is in conformity with the GEPT Information set forth on Exhibit B hereof, does not, and will not on the Closing Date or any settlement date, contain any untrue statement of a material fact or omit to state a material fact therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(j)  The sale of Securities by such Selling Stockholder pursuant hereto is not prompted by any non-public information concerning the Company or any of its subsidiaries.

Any certificate signed by any officer, partner or other representative of any Selling Stockholder or, in the case of an individual, by such Selling Stockholder, and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

2.  Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each Selling Stockholder, severally and not jointly, agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from such Selling Stockholder, at a purchase price of $ 14.15 per share, the number of Underwritten Securities set forth opposite such Selling Stockholder’s name in Schedule III hereto.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the Option Stockholders hereby grants an option to the several Underwriters to purchase, severally and not jointly, the number of Option Securities set forth opposite such Option Stockholder’s name in Schedule III hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Option Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.  The maximum number of additional shares to be sold by each such Option Stockholder is set forth besides such Option Stockholder’s name on Schedule III hereto.

3.  Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be  made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Selling Stockholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of each of the Selling Stockholders by wire transfer payable in same-day funds to an account specified by such Selling Stockholder.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, each of the Option Stockholders will deliver its respective Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the applicable Option Stockholder by wire transfer payable in same-day funds to an account specified by such Option Stockholder.  If settlement for the Option Securities occurs after the Closing Date, each of the Option Stockholders will deliver to the Representatives on the settlement date for its respective Option Securities, and the obligation of the Underwriters to purchase such Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.  Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5.  Agreements.  (i) The Company agrees with the several Underwriters that:

(a)  Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic

Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  Subject to the foregoing sentence, the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (1) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)  If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(c)  As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(d)  The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement

(including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(e)  The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(f)  The Company will not, without the prior written consent of Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock and grant options to purchase Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(g) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and to use all commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(h)  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise,  stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(ii)  Each Selling Stockholder agrees with the several Underwriters that:

(a)  Such Selling Stockholder will comply with the “lock-up” agreement executed by or on behalf of it and delivered to the Representatives prior to the date hereof.

(b)  Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(c)  Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of, (i) in the case of an Aurora Stockholder only, any change in information in the Registration Statement or the Final Prospectus relating to such Aurora Stockholder or (ii) in the case of GEPT, any change in the GEPT Information in the Registration Statement or the Final Prospectus.

6.  Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)  If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)  The Company shall have requested and caused Joseph Salamunovich, in-house counsel for the Company, to have furnished to the Representatives his opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i)  the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii)  each subsidiary of the Company, other than subsidiaries which, in the aggregate do not account for more than 10% of any of the total assets, revenues or earnings of the Company in any of the three prior fiscal years, has been duly incorporated or organized, is validly existing as a corporation or partnership in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii) the capital stock of the Company conforms as to legal matters to the description thereof in the Final Prospectus;

(iv) to the knowledge of such counsel, except as set forth in the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(v) the outstanding shares of Common Stock (including the shares of Common Stock to be sold by the Selling Stockholders) have been duly authorized and are validly issued, fully paid and nonassessable;

(vi) all of the issued shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for pledges pursuant to the Company’s senior credit facility under the terms described in the Final Prospectus;

(vii) this Agreement has been duly authorized, executed and delivered by the Company;

(viii) the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement does not and will not contravene the certificate of incorporation or by-laws of the Company or, to such counsel’s knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries or result in the imposition of a lien, charge or encumbrance on any of the assets or properties of the Company or any of its subsidiaries under any of the foregoing;

(ix) such counsel does not have actual knowledge of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Final Prospectus which is not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Final Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required; and

(x) such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion).

(c) The Company shall have requested and caused Gibson, Dunn & Crutcher LLP, outside counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

(i) the execution, delivery and performance by the Company of this Agreement (A) do not and will not violate the certificate of incorporation or bylaws of the Company; and (B) do not and will not breach the terms of (i) any agreement identified to such counsel in a certificate (attached to such counsel’s opinion) (which agreements shall include all the agreements listed in the Company’s Exhibit Index in its Annual Report on Form 10-K for the year ended December 31, 2004) by the Company as being material to which the Company or any of its subsidiaries is a party or (ii) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate (attached to such counsel’s opinion) of the Company as constituting all orders, judgments or decrees binding on the Company and its subsidiaries, in either case based solely on such counsel’s review of such agreements, orders, judgments or decrees;

(ii) the execution, delivery and performance by the Company of this Agreement:  (A) do not and will not violate any state or United States of America federal law, rule or regulation currently in effect that, in such counsel’s experience, is generally applicable to transactions of the nature contemplated by this Agreement and (B) do not and will not require any filing with or approval of any state or Unites States of America federal governmental authority or regulatory body under any law or regulation applicable to the Company, except for such filings or approvals as already have been made or obtained under the Act or the Exchange Act.  Other than the last clause of the preceding sentence, such counsel is expressing no opinion in this paragraph regarding federal or state securities laws.

(iii) insofar as the statements (A) in the Final Prospectus under the captions “Description of Capital Stock” and “Underwriters” and (B) in the Registration Statement in Item 15, in each case, constitute a summary of the documents referred to therein, such statements fairly present in all material respects the information required to be disclosed under the Act and the rules and regulations of the Commission relating to registration statements on Form S-3 and prospectuses;

(iv) the Company is not and, after giving effect to the sale of the Securities, will not be an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  For purposes of this paragraph (iv), the term “investment company” has the meanings ascribed to such terms in the Investment Company Act;

(v) such counsel shall also provide a separate letter with the following statements:

(1) Such counsel has received telephonic confirmation from the Commission advising that the Registration Statement became effective under the Act on November 16, 2004.  In reliance on such confirmation of the Commission, such counsel is of the opinion that the Registration Statement has become effective under the Act.  To such counsel’s knowledge, based solely upon telephonic confirmation from the Staff of the Commission on March 22, 2005, as of the time of such confirmation no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

(2) Any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

(3) Such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Preliminary Final Prospectus and the Final Prospectus and related matters were discussed and has participated in the preparation and review of the Final Prospectus.  Because the purpose of such counsel’s professional engagement was not to establish or confirm factual matters and because the scope of such counsel’s examination of the affairs of the Company did not permit such counsel to verify the accuracy, completeness or fairness of the statements set forth in the Registration Statement or the Final Prospectus except as described in paragraph (iii) of such counsel’s opinion letter to the Underwriters dated the date hereof, such counsel will not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus except insofar as such statements specifically relate to such counsel or as described in paragraph (iii) of such counsel’s opinion letter to the Underwriters dated the date hereof.  On the basis of the foregoing, and except for the financial statements and schedules, statistical information that is purported to have been provided on the authority of an expert or public official and other information of an accounting or financial nature included or incorporated by reference therein, as to which such counsel express no opinion or belief, no facts have come to such counsel’s attention that led such counsel to believe:  (a) that the Registration Statement, at the time it became effective (which, for purposes of this letter, shall have the meaning set forth in Rule 158(c) under the Act), or the Final Prospectus, as of its date or as of the date hereof, were not appropriately responsive in all material respects to the requirements of the Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder; (b)(i) that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein not misleading or (ii) that the Final Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Furthermore, and also on the basis of the foregoing, such counsel does not have knowledge of any pending litigation required to be disclosed in the Registration Statement or Final Prospectus that is not disclosed as required.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.  References to the Final Prospectus in paragraphs (b) and (c) shall also include any supplements thereto at the Closing Date.

(d)  The Company shall have (i) requested and caused outside counsel for each of the Aurora Stockholders to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit C hereto and (ii) requested and caused counsel for GEPT to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect set forth on Exhibit D hereto.  In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of California or Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers, partners or other representatives of the Selling Stockholders and public officials.

(e)  The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)  The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the

Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(g)  Each Selling Stockholder shall have furnished to the Representatives a certificate, signed by the President or any Vice President or partner and the principal financial or accounting officer or agent or investment advisor of such Selling Stockholder or such Selling Stockholder’s agents or investment advisors or, in the case of an individual, such Selling Stockholder, dated the Closing Date, to the effect that (i) the signers of such certificate have carefully examined this Agreement and, in the case of the Aurora Stockholders only, the Registration Statement, the Final Prospectus and any supplement to the Final Prospectus and (ii) that the representations and warranties of such Selling Stockholder in this Agreement are true and correct on and as of the Closing Date to the same effect as if made on the Closing Date.

(h)  The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder, and stating in effect, except as provided in Schedule I hereto, that:

(i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

(ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit, compensation and nominating committees of the Company and its subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2004, nothing came to their attention which caused them to believe that:

(1) with respect to the period subsequent to December 31, 2004, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders’ equity of the Company and its subsidiaries as compared with the amounts shown on the December 31, 2004 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2005 to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; or

(2) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 302 (Supplementary Financial Information) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

(iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus, including the information set forth under the captions

“Management’s Discussion and Analysis” and “Business” in the Final Prospectus and the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company’s Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

References to the Final Prospectus in this paragraph (h) include any supplement thereto at the date of the letter.

(i)  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(j)  Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)  Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)  The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof shall be in full force and effect on the Closing Date and each “lock-up” agreement executed by or on behalf of the applicable Selling Stockholder and delivered to the Representatives prior to the date hereof shall be in full force and effect on the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in  reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin Brown & Wood LLP, counsel for the Underwriters, at 10 South Dearborn St., Chicago, Illinois 60603, on the Closing Date.

7.  Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Robert W. Baird & Co. Incorporated on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.  Indemnification and Contribution.  (a)  The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.

(b)  Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only to the extent that such untrue statement or omission or alleged untrue statement or alleged omission was made in the Registration Statement, the Basic Prospectus, the Preliminary Final Prospectus or the Final Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity; provided, however, that the aggregate liability of such Selling Stockholder pursuant to this paragraph (b) shall not exceed the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder’s Securities hereunder.

(c)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, each such Selling Stockholder’s of its directors, officers, employees, members, agents and investment advisors and each person who controls such Selling Stockholder within the meaning of the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Stockholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

(d)  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel solely if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)  In the event that the indemnity provided in paragraph (a), (b)  or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Stockholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Stockholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder and in no case shall any Selling Stockholder be responsible for any amount in excess of the aggregate purchase price received by such Selling Stockholder from the sale of such Selling Stockholder’s Securities hereunder.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Stockholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Stockholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and by the Selling Stockholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, each Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter or Selling Stockholder within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter or Selling Stockholder shall have the same rights to contribution as such Underwriter or Selling Stockholder, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

9.  Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.  Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11.  Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, each of the Selling Stockholders and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.  Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel and (ii) the Robert W. Baird & Co. Incorporated General Counsel (fax no. (414) 765-3912) and confirmed to the General Counsel, Robert W. Baird & Co. Incorporated, 777 East Wisconsin Avenue, Suite 2800, Milwaukee, Wisconsin 53202; or, if sent to the Company, will be mailed, delivered or telefaxed to (630) 663-8221 and confirmed to it at Aftermarket Technology Corp., 1400 Opus Place, Suite 600, Downers Grove, IL 60515, attention of the Legal Department; or, if to a Selling Stockholder, to the address set forth in Schedule III.

13.  Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.  Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.  Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16.  Headings.  The section headings used herein are for convenience only and shall not affect the construction hereof.

17.  Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Aurora Stockholders” means Aurora Equity Capital Partners L.P., Aurora Overseas equity Partners I, L.P. and Gerald L. Parsky.

“Basic Prospectus” shall mean the prospectus referred to in paragraph (a) of Section 1(i) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“GEPT” means General Electric Pension Trust.

“GEPT Information” means the information set forth on Exhibit B hereto.

“Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph (a) of Section1(i) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.  Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

“Rule 415”, “Rule 424”, “Rule 430A” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the several Selling Stockholders named in Schedule III hereto and the several Underwriters.

Very truly yours,

Aftermarket Technology Corp.

By:	/s/ Joseph Salamunovich
	Name:	Joseph Salamunovich
	Title:	Vice President

The Selling Stockholders named in Schedule III hereto, acting severally

By:	/s/ Joseph Salamunovich
Attorney-in-Fact

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Citigroup Global Markets Inc.

By:	/s/ H. Allen Bouch
Name:	H. Allen Bouch
Title:	Managing Director

Robert W. Baird & Co. Incorporated

By:	/s/ Lance Lange
Name:	Lance Lange
Title:	Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated March 17, 2005

Registration Statement No. 333-120059

Representative(s):  Citigroup Global Markets Inc.; Robert W. Baird & Co. Incorporated

Title, Purchase Price and Description of Securities:

Title:  Common Stock, $0.01 par value per share

Number of Shares to be sold by the Selling Stockholders:  6,250,000

Price to Public per Share (include accrued dividends, if any):  $14.85

Price to Public — total:  $92,812,500

Underwriting Discount per Share: $0.70

Underwriting Discount — total: $4,375,000

Proceeds to Selling Stockholders per Share: $14.15

Proceeds to Selling Stockholders — total:  $88,437,500

Other provisions:  None.

Closing Date, Time and Location:	March 23, 2005 at 10:00 a.m. at Sidley Austin Brown & Wood LLP, 10 S. Dearborn, Chicago, IL 60603

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): June 15, 2005

Modification of items to be covered by the letter from
Ernst & Young LLP delivered pursuant to
  Section 6(h) at the Execution Time: None.

SCHEDULE II

Underwriters	Number of Underwritten Securities to Purchased	Number of Option Securities to be Purchased

Citigroup Global Markets Inc.	2,343,750	350,918

Robert W. Baird & Co. Incorporated	2,343,750	350,918

UBS Securities LLC	1,125,000	168,441

Lazard Freres & Co. LLC	437,500	65,505

Total	6,250,000	935,782

Schedule III

Selling Stockholders	Number of Underwritten Securities to be Sold	Number of Option Securities to be Sold
Aurora Equity Partners L.P.(1) 10877 Wilshire Boulevard, Suite 2100, Los Angeles, CA 90024; facsimile number: (310) 277-5591	4,252,409	804,895
Aurora Overseas Equity Partners I, L.P.(1) West Wind Building, PO Box 1111, Georgetown, Grand Cayman Islands, B.W.I.; facsimile number (310) 277-5591	678,884	128,499
General Electric Pension Trust c/o GE Asset Management Incorporated 3001 Summer Street Stamford, Connecticut 06905 Attention: Michael M. Pastore, Esq. Facsimile Number: 203-326-4073	1,306,095	- 0 –
Century City 1800 Partners L.P.(1) c/o Gerald L. Parsky 10877 Wilshire Boulevard, Suite 2100, Los Angeles, CA 90024; facsimile number: (310) 277-5591	12,612	2,388

(1) Also an “Option Stockholder.”

Exhibit A

[Letterhead of officer or director of Aftermarket Technology Corp. ]

Aftermarket Technology Corp.
Public Offering of Common Stock

            , 2005

Citigroup Global Markets Inc.
Robert W. Baird & Co. Incorporated
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Aftermarket Technology Corp., a Delaware corporation (the “Company”), the Selling Stockholders on Schedule III thereto and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $0.01 par value (the “Common Stock”), of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc. and Robert W. Baird & Co. Incorporated.

The foregoing shall not apply to shares of Common Stock withheld from the undersigned by the Company in connection with the vesting on or about [*], 2005 of [*] restricted shares of Common Stock owned by the undersigned in order to fund the payment of any applicable taxes payable by the undersigned in connection with such vesting.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer or director]

[Name and address of officer or director]

2

Exhibit B

GEPT Information

The name:  General Electric Pension Trust

Number of Shares Beneficially Owned as of March 1, 2005:  1,306,095

Number of Shares That May Be Sold:  1,306,095

Number of Shares Beneficially Owned After Offering:  0

Number of Shares Beneficially Owned After Additional Offering:  0

Exhibit C

Opinion of Counsel to the Aurora Stockholders

(i) Such Selling Stockholder has the corporate, trust or partnership power and authority to execute and deliver this Agreement and the Custody Agreement and Power of Attorney and to perform its obligations thereunder.  The execution, delivery and performance of this Agreement and the Custody Agreement and Power of Attorney have been duly authorized by all necessary corporate action on the part of such Selling Stockholder.  This Agreement and the Custody Agreement and Power of Attorney have been duly executed and delivered by such Selling Stockholder.  This Agreement and the Custody Agreement and Power of Attorney are legal, valid and binding obligations of such Selling Stockholder, enforceable against such Selling Stockholder in accordance with their terms.

(ii) Upon payment for the Securities by the Underwriters in accordance with the provisions of this Agreement and registration by book-entry of the credit to securities accounts of the Underwriters with DTC of the purchase of the Securities in the records of DTC, the Underwriters will have a valid security entitlement in respect of the Securities, free of any adverse claims, assuming that (1) the Underwriters do not have any notice of any adverse claim to the Securities, (2) the Securities are maintained in the custody of DTC or a custodian bank or an agent of either, subject to DTC’s exclusive control, (3) DTC is a clearing corporation, and (4) the jurisdiction of DTC is the State of New York.  All terms used in this paragraph defined in or by referenced in Article 8 of the Uniform Commercial Code of the State of New York are used herein as so defined.

(iii) The execution, delivery and performance by such Selling Stockholder of this Agreement, the Custody Agreement and Power of Attorney (A) do not and will not violate the certificate of incorporation or bylaws, or similar organizational document, of such Selling Stockholder; and (B) do not and will not breach the terms of (i) any agreement identified to such counsel in a certificate attached to such counsel’s opinion by such Selling Stockholder as being material to which such Selling Stockholder is a party or (ii) any order, judgment or decree of any court or other agency of government identified to such counsel in a certificate attached to such counsel’s opinion of such Selling Stockholder as constituting all orders, judgments or decrees binding on such Selling Stockholder, in either case based solely on our review of such agreements, orders, judgments or decrees.

(iv) The execution, delivery and performance by such Selling Stockholder of this Agreement:  (A) do not and will not violate any state or United States of America federal law, rule or regulation currently in effect that, in our experience, is generally applicable to transactions of the nature contemplated by this Agreement and (B) do not and will not require any filing with or approval of any state or Unites States of America federal governmental authority or regulatory body under any law or regulation applicable to such Selling Stockholder, except for such filings or approvals as already have been made or obtained under the Act.  Other than the last clause of the preceding sentence, such counsel is expressing no opinion in this paragraph regarding federal or state securities laws.

Exhibit D

Opinion of Counsel of GEPT

1.               This Agreement and the Custody Agreement and Power of Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder, the Power of Attorney and the Custody Agreement are valid and binding on such Selling Stockholder (except as to enforceability (1) to the extent the provisions relating to indemnification or contribution may be contrary to public policy or (2) to the extent of any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally or general principals of equity) and such Selling Stockholder has full legal right and authority to sell, transfer and deliver in the manner provided in this Agreement and the Custody Agreement the Securities being sold by such Selling Stockholder hereunder;

2.               Assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities; and

3.               The execution and delivery by or on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney does not and will not contravene (i) the certificate of incorporation or by-laws or similar organizational documents of such Selling Stockholder or (ii) to the best of such counsel’s knowledge, any material statute, order, rule or regulation known to such counsel to be generally applicable to transactions of the type contemplated by this Agreement or the Custody Agreement of any federal or state court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries or any of their property or assets, other than, in the case of clause (ii) (A) such contraventions which would not, individually or in the aggregate, have a material adverse effect on the financial condition of such Selling Stockholder and would not affect the due authorization or valid transfer or sale of the Securities by such Selling Stockholder or (B) state securities laws or Blue Sky laws, as to which such counsel expresses no opinion; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required under any such statute, order, rule or regulation for the performance by such Selling Stockholder of its obligations under this Agreement and the Custody Agreement, except such as may have been obtained as of the date hereof and such as may be required by the securities or Blue Sky laws of any jurisdiction in connection with the offer and sale of the Securities.